As filed with the Securities and Exchange Commission on October 15, 2025

Registration No. 333-279847

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 10
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
Hines Global Income Trust, Inc.
(Exact name of registrant as specified in governing instruments)
__________________________________

845 Texas Avenue Suite 3300 Houston, Texas 77002-1656 (888) 220-6121	J. Shea Morgenroth 845 Texas Avenue Suite 3300 Houston, Texas 77002-1656 (888) 220-6121
(Address, including zip code, and telephone number, including, area code, of principal executive offices)	(Name and address, including zip code, and telephone number, including area code, of agent for service)
__________________________________
With copies to:
Alice L. Connaughton
Morrison & Foerster LLP
2100 L Street, NW, Suite 900
Washington, DC 20037
(202) 887-1500
_________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑
Smaller reporting company ☐		Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.

EXPLANATORY NOTE

This Pre-Effective Amendment No.1 to Post-Effective Amendment No.10 to the Registration Statement (Registration No. 333-279847) of Hines Global Income Trust, Inc. is filed in connection with the continuing shutdown of the Federal government solely to remove the delaying amendment language on the cover page with regard to the anticipated timing of the effectiveness of such Registration Statement and replace it with language indicating that it shall become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on October 15, 2025.

HINES GLOBAL INCOME TRUST, INC.
By:	/s/ Jeffrey C. Hines
Jeffrey C. Hines Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines	Chief Executive Officer and Chairman of the Board of Directors	October 15, 2025
Jeffrey C. Hines	(Principal Executive Officer)

/s/ J. Shea Morgenroth	Chief Financial Officer	October 15, 2025
J. Shea Morgenroth	(Principal Financial Officer)

/s/ A. Gordon Findlay	Chief Accounting Officer, Treasurer and Secretary	October 15, 2025
A. Gordon Findlay	(Principal Accounting Officer)

*	Director	October 15, 2025
Dougal A. Cameron

*	Director	October 15, 2025
John O. Niemann, Jr.

*	Director	October 15, 2025
Diane S. Paddison

*	Director	October 15, 2025
Dr. Ruth J. Simmons

*	Director	October 15, 2025
Laura Hines-Pierce

*	Director	October 15, 2025
David L. Steinbach

* Signed on behalf of the named individuals by J. Shea Morgenroth under power of attorney.